EXHIBIT 99.1

Carnival Corporation & plc to Issue Notices of Redemption for $1.2 Billion of Debt and Announces Pricing of $500 Million 7.00% First-Priority Senior Secured Notes Offering and Upsizing and Pricing of $1.3 Billion Senior Secured First Lien Term Loan B Facility for Other Refinancing

MIAMI, August 1, 2023 /PRNewswire/ -- Carnival Corporation & plc (NYSE/LSE: CCL; NYSE: CUK) today announced that Carnival Corporation (the “Company”) will issue conditional notices of redemption for the entire outstanding principal amount of the $775 Million 10.500% second-priority senior secured notes due 2026 (the “2026 USD Second Lien Notes”) and €425 Million 10.125% second-priority senior secured notes due 2026 (the “2026 Euro Second Lien Notes”) to be redeemed on August 11, 2023 and August 12, 2023, respectively. The Company will use cash on hand to finance the redemptions and expects to save over $120 million in interest expense on an annualized basis. The $1.2 billion of redemptions will be conditioned on the closing of the Refinancing Transactions described below.

The Company has also priced its private offering of $500 million aggregate principal amount of 7.00% first-priority senior secured notes due 2029 (the “Notes”) and successfully completed the syndication of its upsized $1.3 billion senior secured first lien term loan B facility (the “New First Lien Term Loan” and together with the offering of the Notes, the “Refinancing Transactions”). The Refinancing Transactions are expected to close on August 8, 2023, subject to customary closing conditions and the execution of definitive documentation. The Company intends to use the proceeds from the Refinancing Transactions to repay a portion of the borrowings under the Company’s existing first-priority senior secured term loan facility maturing in 2025.

The Notes will pay interest semi-annually on February 15 and August 15 of each year, beginning on February 15, 2024, at a rate of 7.00% per year. The Notes will mature on August 15, 2029. The Notes will be fully and unconditionally guaranteed on a first-priority senior secured basis, jointly and severally, by Carnival plc and certain of the Company’s and Carnival plc’s subsidiaries that also guarantee our other first-priority secured indebtedness, our second-priority secured indebtedness, certain of our unsecured notes and our convertible notes. Additionally, the Notes and the related guarantees will be secured by a first-priority lien on the collateral, which generally includes pledges on the capital stock of each subsidiary guarantor, mortgages on a substantial majority of the vessels and related vessel collateral, material intellectual property and pledges over other vessel-related assets including inventory, trade receivables, computer software and casino equipment.

The New First Lien Term Loan will bear interest at a rate per annum equal to SOFR with a 0.75% floor, plus a margin equal to 3.00%, and will mature in 2027. The New First Lien Term Loan is expected to be implemented via a new term loan agreement. Our obligations under the New First Lien Term Loan will be fully and unconditionally guaranteed on a first-priority senior secured basis, jointly and severally, by the same guarantors that guarantee the Notes, and will be secured by a first-priority lien on the same collateral that secures the Notes and the related guarantees.

PJT Partners is serving as independent financial advisor to Carnival Corporation & plc.

This press release does not constitute a notice of redemption with respect to the 2026 USD Second Lien Notes or the 2026 Euro Second Lien Notes.

The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. investors pursuant to Regulation S under the Securities Act.

The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to purchase the Notes or any other securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offering, solicitation or sale would be unlawful.

About Carnival Corporation & plc

Carnival Corporation & plc is the largest global cruise company, and among the largest leisure travel companies, with a portfolio of world-class leading cruise lines - AIDA Cruises, Carnival Cruise Line, Costa Cruises, Cunard, Holland America Line, P&O Cruises (Australia), P&O Cruises (UK), Princess Cruises and Seabourn.

Cautionary Note Concerning Forward-Looking Statements

Carnival Corporation and Carnival plc and their respective subsidiaries are referred to collectively in this press release, as “Carnival Corporation & plc,” “our,” “us” and “we.” Some of the statements, estimates or projections contained in this press release are “forward-looking statements” that involve risks, uncertainties and assumptions with respect to us, including some statements concerning the refinancing transactions described herein, future results, operations, outlooks, plans, goals, reputation, cash flows, liquidity and other events which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts are statements that could be deemed forward-looking. These statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and the beliefs and assumptions of our management. We have tried, whenever possible, to identify these statements by using words like “will,” “may,” “could,” “should,” “would,” “believe,” “depends,” “expect,” “goal,” “aspiration,” “anticipate,” “forecast,” “project,” “future,” “intend,” “plan,” “estimate,” “target,” “indicate,” “outlook,” and similar expressions of future intent or the negative of such terms.

Forward-looking statements include those statements that relate to our outlook and financial position including, but not limited to, statements regarding:

•	Pricing	•	Adjusted net income (loss)
•	Booking levels	•	Adjusted EBITDA
•	Occupancy	•	Adjusted earnings per share
•	Interest, tax and fuel expenses	•	Adjusted free cash flow
•	Currency exchange rates	•	Net per diems
•	Goodwill, ship and trademark fair values	•	Net yields
•	Liquidity and credit ratings	•	Adjusted cruise costs per ALBD
•	Investment grade leverage metrics	•	Adjusted cruise costs excluding fuel per ALBD
•	Estimates of ship depreciable lives and residual values	•	Adjusted return on invested capital
•	The transactions described herein

Because forward-looking statements involve risks and uncertainties, there are many factors that could cause our actual results, performance or achievements to differ materially from those expressed or implied by our forward-looking statements. This note contains important cautionary statements of the known factors that we consider could materially affect the accuracy of our forward-looking statements and adversely affect our business, results of operations and financial position. Additionally, many of these risks and uncertainties are currently, and in the future may continue to be, amplified by our substantial debt balance as a result of the pause of our guest cruise operations. There may be additional risks that we consider immaterial or which are unknown. These factors include, but are not limited to, the following:

•	events and conditions around the world, including war and other military actions, such as the invasion of Ukraine, inflation, higher fuel prices, higher interest rates and other general concerns impacting the ability or desire of people to travel have led, and may in the future lead, to a decline in demand for cruises, impacting our operating costs and profitability;
•	pandemics have in the past and may in the future have a significant negative impact on our financial condition and operations;
•	incidents concerning our ships, guests or the cruise industry have in the past and may, in the future, negatively impact the satisfaction of our guests and crew and lead to reputational damage;
•	changes in and non-compliance with laws and regulations under which we operate, such as those relating to health, environment, safety and security, data privacy and protection, anti-corruption, economic sanctions, trade protection, labor and employment and tax have in the past and may, in the future, lead to litigation, enforcement actions, fines, penalties and reputational damage;
•	factors associated with climate change, including evolving and increasing regulations, increasing global concern about climate change and the shift in climate conscious consumerism and stakeholder scrutiny, and increasing frequency and/or severity of adverse weather conditions could adversely affect our business;
•	inability to meet or achieve our sustainability related goals, aspirations, initiatives, and our public statements and disclosures regarding them, may expose us to risks that may adversely impact our business;
•	breaches in data security and lapses in data privacy as well as disruptions and other damages to our principal offices, information technology operations and system networks and failure to keep pace with developments in technology may adversely impact our business operations, the satisfaction of our guests and crew and may lead to reputational damage;
•	the loss of key team members, our inability to recruit or retain qualified shoreside and shipboard team members and increased labor costs could have an adverse effect on our business and results of operations;
•	increases in fuel prices, changes in the types of fuel consumed and availability of fuel supply may adversely impact our scheduled itineraries and costs;
•	we rely on supply chain vendors who are integral to the operations of our businesses. These vendors and service providers may be unable to deliver on their commitments, which could negatively impact our business;
•	fluctuations in foreign currency exchange rates may adversely impact our financial results;
•	overcapacity and competition in the cruise and land-based vacation industry may negatively impact our cruise sales, pricing and destination options;
•	inability to implement our shipbuilding programs and ship repairs, maintenance and refurbishments may adversely impact our business operations and the satisfaction of our guests;
•	failure to successfully implement our business strategy following our resumption of guest cruise operations would negatively impact the occupancy levels and pricing of our cruises and could have a material adverse effect on our business. We require a significant amount of cash to service our debt and sustain our operations. Our ability to generate cash depends on many factors, including those beyond our control, and we may not be able to generate cash required to service our debt and sustain our operations; and,

•	the risk factors included in Carnival Corporation’s and Carnival plc’s Annual Report on Form 10-K filed with the SEC on January 27, 2023 and Carnival Corporation’s and Carnival plc’s Quarterly Reports on Form 10-Q filed with the SEC on March 29, 2023 and June 28, 2023.

The ordering of the risk factors set forth above is not intended to reflect our indication of priority or likelihood.

Forward-looking statements should not be relied upon as a prediction of actual results. Subject to any continuing obligations under applicable law or any relevant stock exchange rules, we expressly disclaim any obligation to disseminate, after the date of this document, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

Forward-looking and other statements in this document may also address our sustainability progress, plans and goals (including climate change and environmental-related matters). In addition, historical, current and forward-looking sustainability- and climate-related statements may be based on standards and tools for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions and predictions that are subject to change in the future and may not be generally shared.

SOURCE Carnival Corporation & plc

Carnival Corporation & plc Media Contact: Jody Venturoni, Carnival Corporation, jventuroni@carnival.com, (469) 797-6380

Carnival Corporation & plc Investor Relations Contact: Beth Roberts, Carnival Corporation, eroberts@carnival.com, (305) 406-4832